Exhibit 99.1

HGST Media Contact:	Western Digital Investor Contact:
Jessica Kersey	Bob Blair
HGST	Western Digital Corp.
408.717.7924	949.672.7834
jessica.kersey@hgst.com	robert.blair@wdc.com

WESTERN DIGITAL COMPLETES ACQUISITION OF VIRIDENT

Acquisition Extends HGST Enterprise SSD Portfolio with Intelligent Storage Devices that Optimize

Application and System Performance for Greater Efficiency and Agility

IRVINE, Calif. — Oct. 17, 2013 — Western Digital® Corp. (NASDAQ: WDC) announced today that it has completed the acquisition of Virident Systems, Inc., a leading provider of server-side flash storage for virtualization, database, cloud computing, and webscale applications. Virident will be integrated into HGST, a wholly owned subsidiary of Western Digital. The acquisition furthers HGST’s strategy to address the rapidly changing needs of enterprise customers by delivering intelligent storage solutions that maximize application performance by leveraging the tightly coupled server, storage and network resources of today’s converged datacenter infrastructures.

The Virident acquisition follows HGST’s recent purchase of sTec, an early innovator in enterprise solid-state drives (SSDs) and VeloBit, an advanced I/O optimization software company. These investments expand HGST’s presence in the rapidly growing and strategic enterprise SSD space, which IDC predicts will grow from $2.5 billion in revenue in 2012 to $7.2 billion in revenue by 20171.

HGST is redefining SSD-enabled application performance and system efficiency for enterprise and cloud datacenter environments. Beyond delivering a broader portfolio of high-performance SSDs, HGST is integrating system software with SSD design to fully realize the unique performance capabilities of solid-state storage. Tighter SSD hardware and software integration results in an easily deployable and virtualized performance storage tier that delivers greater resource efficiency and utilization. Ultimately, these intelligent storage devices significantly improve the user experience across a variety of performance-intensive applications, including cloud services, Big Data analytics, and high-volume transaction processing.

“We welcome the talented Virident team to HGST and look forward to working together to solve customer challenges and drive the evolution of datacenter storage,” said Mike Cordano, president of HGST. “Virident has advanced PCIe flash hardware and software solutions that accelerate application performance and virtualization of memory and storage resources. Our datacenter customers will be able to share SSD storage capacity across applications and servers, for greater efficiency, agility, and scale.”

Virident CEO Mike Gustafson is joining HGST as a senior vice president leading the Virident team. Mr. Gustafson, who has more than 20 years of experience in the storage, server, networking systems and IT industries, will report to HGST President Mike Cordano.

About Western Digital

Western Digital Corporation (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

About HGST

HGST, a Western Digital company (NASDAQ: WDC), develops innovative, advanced hard disk drives, enterprise-class solid state drives, external storage solutions and services used to store, preserve and manage the world’s most valued data. HGST addresses customers’ rapidly changing storage needs by delivering intelligent storage devices that tightly integrate hardware and software to maximize solution performance. Founded by the pioneers of hard drives, HGST provides high-value storage for a broad range of market segments, including Enterprise, Cloud, Data Center, Mobile Computing, Consumer Electronics and Personal Storage. HGST was established in 2003 and maintains its U.S. headquarters in San Jose, California. For more information, please visit the company’s website at http://www.hgst.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning benefits expected from the Virident acquisition and management’s anticipated plans and strategies for the Virident business. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, technology, research and development capabilities, infrastructure and employees of HGST and Virident; the impact of continued uncertainty and volatility in global economic conditions; actions by competitors; business conditions and growth in the various hard drive segments; and other risks and uncertainties listed in Western Digital’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s recent Form 10-K filed with the SEC on August 19, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and neither Western Digital nor Virident undertakes any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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[1]	Source: Worldwide Solid State Storage 2013–2017 Forecast and Analysis (IDC Doc # 240871, May 2013)

Western Digital, WD, and the WD logos are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Virident and the Virident logo are either registered trademarks or trademarks of Virident in the U.S. and certain other countries. Other marks may be mentioned herein that belong to other companies.